SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) - September 27, 2006

CAPSTONE TURBINE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-15957	95-4180883
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification No.)

21211 Nordhoff Street, Chatsworth, California 91311
(Address of principal executive offices)

(818) 734-5300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

Commercial Lease Agreement

On September 27, 2006, Capstone Turbine Corporation (“Capstone” or the “Company”) entered into a lease agreement Addendum 1 (the “Lease Addendum”) in connection with the property located at 10101-C Avenue D, Brooklyn, New York 11236 (the “Facility”).  The Lease Addendum amends the lease agreement between Capstone and CapGen CHP, Inc. (“CapGen”) dated October 15, 2005 (the “Lease”). Under the terms of the Lease Addendum the Company will lease an additional 41,500 square feet of space to accommodate additional office, warehousing and manufacturing and light component assembly work.  Prior to the Lease Addendum, the existing leased square footage of the Facility was approximately 6,000 square feet and was used primarily for warehousing. The new aggregate total leased space of the Facility is approximately 47,500 square feet (the “Leased Premises”).  The Lease Addendum coincides with a separately executed Consulting Agreement between the Company and CapGen whereby CapGen terminated its existing Dealer Agreement in favor of a consulting arrangement.

The initial term of the Lease is 5 years and the Company has three 1-year renewal options. The initial term of the Lease expires October 14, 2010.  The current base monthly rate for the Facility is $8,375 per month. The rent for the additional space commences on October 1, 2006 with a base aggregate monthly rate of $45,850 through October 14, 2007. The rent will increase to $47,250 per month between October 15, 2007 and October 14, 2009 and increase again to $48,250 per month between October 15, 2009 and October 14, 2010.  The Lease requires the Company to pay certain telephone and utility costs and expenses associated with the Leased Premises. The Company will also be responsible for the costs of certain tenant improvements associated with the Leased Premises in amounts yet to be determined.

In addition, to the Leased Premises, the Company also leases temporary office space outside of the Facility under a separate commercial lease (the “Temporary Lease”).  The terms of the Temporary Lease were also amended to reduce the monthly lease payment from $10,000 per month to $6,500 per month effective October 1, 2006.  The Temporary Lease expires upon the earlier to occur of March 31, 2007 or the completion of the construction of the permanent office space in the Facility.

The foregoing is a summary description of the terms and conditions of the Lease and Lease Addendum and by its nature is incomplete. It is qualified in the entirety by the text of the Lease and Lease Addendum, copies of which will be filed with the Securities and Exchange Commission as an exhibit to Capstone’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE TURBINE CORPORATION (Registrant)

Date: September 28, 2006	By:	/s/ Walter J. McBride
Executive Vice President and Chief Financial Officer